SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]Confidential, for use of the Commission
                                      Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(C) or ss. 240.14a-12

                             KEARNY FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:


  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                             Kearny Financial Corp.






September 29, 2006




Dear Fellow Shareholder:

     You are cordially invited to attend Kearny Financial Corp.'s Annual Meeting of Shareholders to be held at our corporate headquarters located at 120 Passaic Avenue in Fairfield, New Jersey on October 23, 2006 at 10:00 a.m. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as quickly as possible. This will not prevent you from voting at the meeting in person, but will assure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors and the officers and employees of Kearny Federal Savings Bank, I would like to take this opportunity to thank our shareholders for their continued support of Kearny Financial Corp. We look forward to seeing you at the meeting.

                                           Sincerely,


                                           /s/ John N. Hopkins

                                           John N. Hopkins
                                           President and Chief Executive Officer

                             KEARNY FINANCIAL CORP.
                               120 PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Kearny Financial Corp. (the "Company") will be held at the Company's offices located at 120 Passaic Avenue, Fairfield, New Jersey on October 23, 2006 at 10:00 a.m. The Meeting is for the purpose of considering and acting upon the following matters:

     1.   The election of three directors of Kearny Financial Corp.; and

     2. The ratification of the appointment of Beard Miller Company LLP as the Company's independent auditor for the fiscal year ending June 30, 2007.

     Such other business as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting.

     The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual
Meeting and Proxy Statement, are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on September 15, 2006 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Sharon Jones

                                              Sharon Jones
                                              Corporate Secretary
Fairfield, New Jersey
September 29, 2006
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                             Kearny Financial Corp.


                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kearny Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company which will be held at the Company's offices located at 120 Passaic Avenue, Fairfield, New Jersey on October 23, 2006 at 10:00 a.m. (the "Meeting"). The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being mailed to shareholders on or about September 29, 2006.

     At the Meeting, shareholders will consider and vote upon (i) the election of three directors of the Company and (ii) the ratification of the appointment of Beard Miller Company LLP as the Company's independent auditor for the fiscal year ending June 30, 2007.

     The Company is the parent company of Kearny Federal Savings Bank (the "Bank"). The Company is the majority-owned subsidiary of Kearny MHC, a federally-chartered mutual holding company. Since Kearny MHC owns approximately 70% of the Company's outstanding common stock, the votes cast by Kearny MHC will be determinative in the election of directors of the Company and the ratification of auditors.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.


--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. IF NO SPECIFICATION IS MADE, SIGNED PROXIES WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS AS SET FORTH HEREIN, AND "FOR" THE RATIFICATION OF BEARD MILLER COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2007. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Shareholders of record of the Company's common stock, par value $0.10 per share, as of the close of business on September 15, 2006 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 72,624,900 shares of common stock outstanding.

     As provided in the Company's Charter, for a period of five years from February 23, 2005, the date of completion of the Company's initial public stock offering, no person, except Kearny MHC, is permitted to beneficially own in excess of 10% of the Company's outstanding common stock (the "Limit"), and any shares of common stock acquired in excess of the Limit are not entitled to vote. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

     The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non- votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority to vote on such matter) will be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for those nominees. Under the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

     Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II), a shareholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of shares voted affirmatively or negatively without regard to broker non-votes or proxies marked "ABSTAIN" as to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, the ownership of any person or group known by the Company to own 5% or more of the outstanding shares of common stock at the Record Date.

                                         NUMBER                     PERCENT
NAME AND ADDRESS                        OF SHARES                   OF CLASS
----------------                        ---------                   --------

Kearny MHC                             50,916,250                     70%
120 Passaic Avenue
Fairfield, New Jersey 07004

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, the beneficial ownership of the Company's common stock by directors and certain executive officers of the Company and the Bank.


                                             NUMBER                  PERCENT
                                            OF SHARES                OF CLASS
                                            ---------                --------

All directors and executive officers        669,699(1)                 0.9%
 as a group (16 persons)
--------------------
(1) This amount includes shares for which the individuals are deemed to have indirect beneficial ownership, such as shares held by spouses or minor children and shares held in trusts. As of the Record Date, no options held by the directors and executive officers had yet become exercisable.


--------------------------------------------------------------------------------
             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission and to provide copies of those reports to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the outstanding common stock other than Kearny MHC. To the best of the Company's knowledge, all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 2006 fiscal year.


--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Charter requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members. Three directors will be elected at the Meeting to serve for a three-year term and until their successors have been elected and qualified.

     Leopold W. Montanaro, John N. Hopkins and Henry S. Parow have been nominated by the Board of Directors for election to a three-year term to expire in 2009. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of Mr. Montanaro, Mr. Hopkins and Mr. Parow. If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.


--------------------------------------------------------------------------------
             INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     The following table sets forth for each nominee, continuing director and executive officer of the Company and the Bank: name, age, year of election or appointment, expiration of current term if a director, and beneficial ownership of the Company's common stock as of the Record Date.


                                                         YEAR FIRST             CURRENT             NUMBER
                                  AGE AS OF              ELECTED OR             TERM TO           OF SHARES
NAME                            JUNE 30, 2006           APPOINTED(1)            EXPIRE             OWNED(2)
----                           ---------------         --------------          ---------         -----------
BOARD NOMINEES FOR TERM TO EXPIRE IN 2009
Leopold W. Montanaro                  66                    2003                 2006               75,001
John N. Hopkins                       59                    1994                 2006               67,569
Henry S. Parow                        83                    1976                 2006               75,001

DIRECTORS CONTINUING IN OFFICE
John J. Mazur, Jr.                    52                    1996                 2007               71,095
Matthew T. McClane                    69                    1994                 2007               20,001
John F. McGovern                      45                    1999                 2007               50,539
Theodore J. Aanensen                  61                    1986                 2008               32,849
Joseph P. Mazza                       62                    1993                 2008               50,001
John F. Regan                         61                    1999                 2008               54,877

CERTAIN EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK
Albert E. Gossweiler                  58                    1999                  N/A               54,203
William C. Ledgerwood                 53                    2002                  N/A               22,843
Sharon Jones                          52                    1997                  N/A               12,318
Patrick M. Joyce                      41                    2002                  N/A                7,323
Allan Beardslee                       54                    1982                  N/A                6,359
Erika Parisi                          41                    2002                  N/A               14,570
Craig L. Montanaro                    40                    2003                  N/A               55,149

-------------------------
(1) Refers to the year the individual first became a director or officer of the Bank. Upon formation of the Company in 2001, each then-existing director of the Bank became a director of the Company.
(2) Beneficial ownership includes shares of common stock held directly as well as shares held by spouses or minor children, in trust, and other indirect beneficial ownership. As of the Record Date, there no options held by the directors and executive officers that were yet exercisable. The directors and executive officers as a group currently own less than 1% of the outstanding common stock.

     The business experience of the directors and executive officers of the Company and the Bank is set forth below. Except as otherwise indicated, each has held his or her present position for at least the past five years.

     JOHN J. MAZUR, JR. is the sole owner and president/chief executive officer of Elegant Desserts, a wholesale bakery located in Lyndhurst, New Jersey, that sells gourmet cakes nationally and on QVC. He opened this business in 1994. From 1976 to 2003, he was also a partner and general manager of Mazur's Bakery, a retail bakery in Lyndhurst, New Jersey, that operated from 1936 until it was sold in 2003. He became chairman of the Board of Directors of Kearny in January 2004.

     JOHN N. HOPKINS became president and chief executive officer of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank in 2002 and served the Bank previously as executive vice president from 1994 to 2002 and as chief financial officer from 1994 to 1999. He has been employed by Kearny Federal Savings Bank since 1975. He is a graduate of Fairleigh Dickinson University. Active in professional and charitable organizations, he serves on the board of directors and several committees of the New Jersey League of Community Bankers; the board of directors of the Thrift Institutions Community Investment Corp. of NJ (TICIC), the board of trustees of Clara Maass Medical Center, the board of trustees of the Saint Barnabas Health Care System and the Rutherford Senior Citizens Center (55 Kip Center).

     THEODORE J. AANENSEN is an owner and president of Aanensen's, a luxury home remodeling and custom cabinetry company established in Kearny in 1951. A graduate of Upsala College in 1966, he has been president of Aanensen's since 1982.

     JOSEPH P. MAZZA is a graduate of Seton Hall University and the University of Pennsylvania. He is a self-employed dentist practicing in Rutherford, New Jersey, since 1971. He also serves on the Board of the Rutherford Senior Citizens Center.

     MATTHEW T. MCCLANE retired in 2002. He was appointed as president and chief executive officer of Kearny Federal Savings Bank in 1994 and president and chief executive officer of Kearny MHC and Kearny Financial Corp. in 2001. He was employed by Kearny Federal Savings Bank from 1967 to 2002.

     JOHN F. MCGOVERN has worked as a self-employed Certified Public Accountant and Certified Financial Planner since 1984 and holds the designation of Personal Financial Specialist from the American Institute of Certified Public Accountants. Since 2001, he has been a federally registered investment advisor. Mr. McGovern is also the owner of McGovern Monuments, Inc. a monument sales and lettering company located in North Arlington, New Jersey that has been in business since 1924.

     LEOPOLD W. MONTANARO is retired and was the chairman, president and chief executive officer of West Essex Bancorp, Inc. and West Essex Bank, located in Caldwell, New Jersey, until such bank was acquired by Kearny Financial Corp. on July 1, 2003. He was employed by West Essex Bank from 1972 until the completion of the merger with Kearny Federal Savings Bank. He serves as a director of Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC. He is the father of Craig L. Montanaro, Senior Vice President and Director of Strategic Planning for Kearny Federal Savings Bank and Kearny Financial Corp.

     HENRY S. PAROW is a graduate of Seton Hall University. He is a licensed funeral director in the state of New Jersey since 1950. He is the original owner, director and manager of the Parow Funeral Home, North Arlington, New Jersey, since 1957. He currently is on the Board of Directors of Kearny Federal Savings Bank, Kearny MHC and Kearny Financial Corp.

     JOHN F. REGAN has been the majority stockholder and president of two automobile sales and service companies, DeMassi Pontiac, Buick and GMC, located in Riverdale, New Jersey and Regan Pontiac, Buick and GMC, located in Long Island City, New York since 1995.

     ALBERT E. GOSSWEILER became senior vice president and chief financial officer of Kearny Federal Savings Bank in 1999 and of Kearny Financial Corp. upon its formation in 2001. He was previously employed by South Bergen Savings Bank and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. He was employed by South Bergen Savings Bank from 1981 until the completion of the merger with Kearny Federal Savings Bank.

     WILLIAM C. LEDGERWOOD became the senior vice president, treasurer and chief accounting officer of Kearny Federal Savings Bank and Kearny Financial Corp. in 2002 and has been employed by Kearny Federal Savings Bank since 1998. He was previously the chief financial officer for The Jersey Bank for Savings, which opened as a de novo stock bank in 1989 and was acquired by Interchange Bank in 1998.

     SHARON JONES is the corporate secretary of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank. She was appointed to the office of corporate secretary in 1997 and became a senior vice president in 2002. She has been employed by Kearny Federal Savings Bank since 1972.

     PATRICK M. JOYCE became the senior vice president and chief lending officer of Kearny Federal Savings Bank in 2002 and was previously vice president of loan originations from 1999 to 2002. He was formerly employed by South Bergen Savings Bank as an assistant corporate secretary and as a loan originator starting in 1989. He joined Kearny when South Bergen Savings Bank was acquired by Kearny Federal Savings Bank in 1999 and was employed by such bank from 1985 until the completion of the merger with Kearny Federal Savings Bank.

     ALLAN BEARDSLEE became senior vice president of information technology for Kearny Federal Savings Bank in 2002 and is responsible for electronic data processing; prior to that, he was senior vice president of operations beginning in 1982. He has been employed by Kearny Federal Savings Bank since 1975.

     ERIKA PARISI has been the senior vice president and branch administrator of Kearny Federal Savings Bank since 2002 and was previously a vice president and branch administrator from 1999 to 2002. She was formerly employed by South
Bergen Savings Bank as a vice president and branch administrator and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. She was employed by South Bergen Savings Bank from 1991 until the completion of the merger with Kearny Federal Savings Bank.

     CRAIG MONTANARO became Senior Vice President and Director of Strategic Planning for Kearny Federal Savings Bank and Kearny Financial Corp. in 2005 and was previously a vice president and regional branch administrator from 2003 to 2004. He was formerly employed by West Essex Bank as senior vice president and chief operating officer and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 2003. He was employed by West Essex Bank from 1988 until the completion of the merger with Kearny Federal Savings Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No directors, officers or their immediate family members were engaged in transactions with the Company or any subsidiary involving more than $60,000 (other than through loans with the Bank) during the years ended June 30, 2006 and 2005.

     The Bank makes loans to its officers, directors and employees in the ordinary course of business. Such loans are on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. Such loans do not include more than the normal risk of collectability or present other unfavorable features.


--------------------------------------------------------------------------------
                       OPERATION OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     During the fiscal year ended June 30, 2006, Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank's boards of directors held three meetings, nine meetings, and fourteen meetings, respectively. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during the year ended June 30, 2006. The Board maintains an Audit & Compliance Committee, a Budget Committee, an Executive Committee, an Interest Rate Risk Management Committee, an Asset Quality Committee, a Nominating Committee and a Compensation Committee, as well as a Building & Grounds Committee, a Governance Committee, a Planning & Marketing Committee, an
Electronic Data Processing Committee and a Benefits Equalization Plan Administrative Committee.

     COMPENSATION COMMITTEE. This committee consists of Directors Aanensen (Chair), Mazur, Mazza and Parow, each of whom is an independent director. This committee meets as needed. The responsibilities of this committee include appraisal of the performance of officers, administration of management incentive compensation plans and review of directors' compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters. This committee met five times during the year ended June 30, 2006.

     AUDIT & COMPLIANCE COMMITTEE. This committee consists of Directors McGovern (Chair), Mazur, Mazza and Regan. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that John F. McGovern is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. This committee meets monthly and also periodically with the internal auditor, the compliance officer and the external auditors. This committee met twelve times during the year ended June 30, 2006. This committee's responsibilities include oversight of the internal audit and regulatory compliance activities and monitoring management and employee compliance with the Board's audit policies and applicable laws and regulations. This committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors. The Board of Directors has adopted a written charter for the Audit Committee, which governs its composition, responsibilities and operation.

     For the fiscal year ended June 30, 2006, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Beard Miller Company LLP ("Beard Miller"), all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Beard Miller disclosures regarding the independence of Beard Miller as required by Independence Standards Board Standard No. 1 and discussed with Beard Miller its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

                   Audit Committee: John F. McGovern (Chair),
               John J. Mazur, Jr., Joseph P. Mazza, John F. Regan

     NOMINATING COMMITTEE. This committee consists of Directors Mazza, Aanensen and Regan and is responsible for the annual selection of management's nominees for election as directors. The committee met one time during the year ended June 30, 2006. Each member of the Nominating Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. This committee operates under a written charter, which governs its composition, responsibilities and operations.

     The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board may consider persons recommended by shareholders of the Company in selecting nominees of the Board for election as directors. The manner of evaluation for all potential nominees is the same.

     The charter states that the Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and a favorable reputation, who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

     The Committee's process for identifying and evaluating potential nominees will include soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Committee will consider persons recommended by shareholders of the Company in selecting the individuals the Committee recommends to the Board for selection as the Board's nominees. The Committee will evaluate persons recommended by directors or officers of the Company or the Bank and persons recommended by shareholders in the same manner.

     To be considered in the Committee's selection of individuals the Committee recommends to the Board for selection as the Board's nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

     The Company's bylaws provide that any shareholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must send written notice to the Secretary of the Company at least five days before the date of the annual meeting. The bylaws further provide that if a shareholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place thirty days or more thereafter. Management believes that it is in the best interests of the Company and its shareholders to provide enough time for management to disclose to shareholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted.


--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Company's common stock with (a) the cumulative total shareholder return on stocks included in the NASDAQ U.S. Market Index, (b) the cumulative total shareholder return on stocks included in the SNL Thrift $1B - $5B Index and (C) the cumulative total shareholder return on stocks included in the SNL MHC Index, in each case assuming an investment of $100 as of February 24, 2005 (the date the Company's common stock began trading on the NASDAQ Stock Market following the closing of the Company's initial public stock offering). The cumulative total returns for the indices and the Company are computed assuming the reinvestment of dividends that were paid during the period. It is assumed that the investment in the Company's common stock was made at the initial public offering price of $10.00 per share.

                               [GRAPHIC OMITTED]

================================================================================
                                            2/24/05     6/30/05     6/30/06
--------------------------------------------------------------------------------
NASDAQ U.S. Market Index                      $100       $101        $107
--------------------------------------------------------------------------------
SNL Thrift $1B - $5 B Index                    100        103         112
--------------------------------------------------------------------------------
SNL MHC Index                                  100        104         121
--------------------------------------------------------------------------------
Kearny Financial Corp.                         100        104         132
================================================================================

     The NASDAQ U.S. Market Index was prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago, and the SNL indices were prepared by SNL Securities, LC, Charlottesville, Virginia. The SNL Thrift $1B - $5B Index includes all thrift institutions with total assets between $1.0 billion and $5.0 billion. The SNL MHC Index includes all publicly traded mutual holding companies.

     There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.


--------------------------------------------------------------------------------
              BOARD OF DIRECTORS AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

     BOARD FEES. Directors are currently paid a fee of $1,250 per Kearny Federal Savings Bank board meeting attended, $600 per Kearny Financial Corp. meeting attended and $600 per Kearny MHC meeting attended. The chairman receives a higher fee of $1,500, $720 and $720, for bank, holding company and mutual holding company meetings, respectively.

     Members of the Kearny Federal Savings Bank Executive Committee are currently paid $1,200 per committee meeting attended; the chairman receives a higher fee of $1,440 for Executive Committee meetings. Each member of the Kearny Federal Savings Bank Board of Directors is also a member of the Executive Committee. Members of the Audit & Compliance Committee and the chairman of this committee are paid $250 and $350, respectively, for each meeting attended. Members of the Compensation Committee and the chairman of this committee are paid $250 and $300, respectively, for each meeting attended. The Branch Renovation & Construction Committee is an ad hoc committee; members of this committee are paid $250 for each meeting attended.

     Directors also receive an annual retainer as follows: $32,000 for service on Kearny Federal Savings Bank's board, $9,000 for service on Kearny Financial Corp.'s board and $9,000 for service on Kearny MHC's board. Directors who also serve as employees do not receive compensation as directors.

     DIRECTORS CONSULTATION AND RETIREMENT PLAN. Kearny Financial Corp. maintains a Directors Consultation and Retirement Plan (the "DCRP"). The DCRP provides retirement benefits to the directors of Kearny Financial Corp., Kearny MHC and Kearny Federal Savings Bank based upon the number of years of service as a director. To be eligible to receive benefits under the DCRP, a director generally must have completed at least 5 years of service and must not retire from the board prior to reaching 60 years of age. If a director agrees to become a consulting director upon retirement, he will receive a monthly payment equal to 2.5% of the total retainer plus fees paid for attendance at regular and special meetings and meetings of the executive committee paid to him by Kearny Financial Corp., Kearny MHC and Kearny Federal Savings Bank during the 12-month period prior to the date of retirement multiplied by the number of years of service as a director, not to exceed 80% of board compensation. Benefits under the DCRP begin upon a director's retirement and are paid for life; provided, however, that in the event of a director's death prior to the receipt of 120 monthly payments, payments shall continue to the director's surviving spouse or estate until 120 payments have been made. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to be eligible to receive benefits under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 60 with at least 5 years of service, termination of service following a change in control, disability following at least 5 years of service or death. For the year ended June 30, 2006, payments made under the DCRP totaled $89,315.

     OTHER COMPENSATION DURING THE YEAR ENDED JUNE 30, 2006. Other compensation received by directors during the last fiscal year consisted of an award to each non-employee director of 53,462 shares of restricted stock and 133,655 stock options under the 2005 Stock Compensation and Incentive Plan. From the date of grant, the restricted stock awards and the stock option grants vest over a six-year period. Dividends on restricted shares are held in arrears until the shares are earned and non-forfeitable. In addition, the Company maintains life insurance arrangements for each of the directors providing for a death benefit of $500,000 to each director.

EXECUTIVE COMPENSATION

     GENERAL. The following table sets forth the cash and non-cash compensation awarded to or earned by the chief executive officer and certain other executive officers of the Company or the Bank for the fiscal years ended June 30, 2006 and 2005. All compensation was paid by the Bank.


                                                                   ANNUAL                     LONG-TERM
                                                              COMPENSATION(1)            COMPENSATION AWARDS
                                                              ---------------            -------------------
                                                                                       RESTRICTED
                                               FISCAL                                    STOCK                         ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR        SALARY        BONUS         AWARD(2)       OPTIONS      COMPENSATION(3)
---------------------------                    ------       ------        -----         --------       -------      ---------------

JOHN N. HOPKINS, PRESIDENT AND                  2006        $580,385     $110,000      $3,813,000      600,000         $94,525
CHIEF EXECUTIVE OFFICER                         2005         488,861      112,500               -            -           8,573

ALBERT E. GOSSWEILER, SENIOR VICE               2006        $208,750      $39,000       1,080,000      140,000         $38,767
PRESIDENT AND CHIEF FINANCIAL OFFICER           2005         186,976       45,750               -            -           6,049

PATRICK M. JOYCE, SENIOR VICE PRESIDENT         2006        $208,750      $39,000       1,080,000      140,000         $36,458
AND CHIEF LENDING OFFICER                       2005         177,807       41,250               -            -           3,858


                                                                   ANNUAL                     LONG-TERM
                                                              COMPENSATION(1)            COMPENSATION AWARDS
                                                              ---------------            -------------------
                                                                                       RESTRICTED
                                               FISCAL                                    STOCK                         ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR        SALARY        BONUS         AWARD(2)       OPTIONS      COMPENSATION(3)
---------------------------                    ------       ------        -----         --------       -------      ---------------

WILLIAM C. LEDGERWOOD, SENIOR VICE              2006       $208,750      $39,000        1,080,000      140,000         $37,501
PRESIDENT, TREASURER AND CHIEF                  2005        180,354       51,000                -            -           5,056
ACCOUNTING OFFICER

ERIKA PARISI, SENIOR VICE PRESIDENT             2006       $208,750      $39,000        1,080,000      140,000         $38,546
AND BRANCH ADMINISTRATOR                        2005        180,354       51,000                -            -           5,511

-----------------
(1) Compensation information for the fiscal year ended June 30, 2004 is omitted because the company was not a reporting company under section 13(a) or 15(d) of the Securities Exchange Act of 1934 during that year. Certain executive officers are provided with non-cash benefits and perquisites, such as use of company owned and leased vehicles. The aggregate value of such non-cash benefits for the year ending June 30, 2006 did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus for any officer.
(2) Mr. Hopkins was awarded 300,000 shares of restricted stock under the 2005 Stock Compensation and Incentive Plan. The other named executive officers were each awarded 140,000 shares of restricted stock. These awards vest over a five- year period with the first vesting occurring on the first anniversary of the date of grant. Dividends on restricted shares are held in arrears until the shares are earned and non-forfeitable. As of June 30, 2006, the value of Mr. Hopkins' 300,000 restricted shares, based on the closing price on that date, was $4,440,000, and the value of each other named executive officer's 85,000 restricted shares was $1,258,000.
(3)  For 2006, all other compensation includes the following:


                              401(K) PLAN           GROUP
                                EMPLOYER          TERM LIFE            ALLOCATION OF SHARES UNDER
                              CONTRIBUTION        INSURANCE        THE EMPLOYEE STOCK OWNERSHIP PLAN
                              ------------        ---------        ---------------------------------

     MR. HOPKINS                 $6,579            $2,322                     $85,624*
     MR. GOSSWEILER               5,138             1,754                      31,875
     MR. JOYCE                    4,175               408                      31,875
     MR. LEDGERWOOD               4,688               938                      31,875
     MS. PARISI                   6,263               408                      31,875

     * For Mr. Hopkins, includes regular Employee Stock Ownership Plan compensation of $34,327 and compensation under the related Benefits Equalization Plan of $51,297.

     STOCK OPTIONS. The following table sets forth information regarding options granted to the named executive officers during the fiscal year ended June 30, 2006.


                                              OPTION GRANTS IN LAST FISCAL YEAR                      POTENTIAL REALIZABLE VALUE
                                                                                                       AT ASSUMED ANNUAL RATES
                                                                                                           OF STOCK PRICE
                                                                                                            APPRECIATION
                                                       INDIVIDUAL GRANTS                                 FOR OPTION TERM(1)
                                -------------------------------------------------------------        --------------------------
                                   # OF           % OF TOTAL
                                SECURITIES          OPTIONS
                                UNDERLYING         GRANTED TO        EXERCISE
                                  OPTIONS         EMPLOYEES IN        PRICE         EXPIRATION
NAME                            GRANTED(#)        FISCAL YEAR         ($/SH)           DATE              5%                  10%
----                            ----------        -----------         ------           ----          ----------          -----------
John N. Hopkins                   600,000             26%             $12.71          12/5/15        $4,795,947          $12,153,877
Albert E. Gossweiler              140,000              6%             $12.71          12/5/15        $1,119,054          $ 2,835,905
Patrick M. Joyce                  140,000              6%             $12.71          12/5/15        $1,119,054          $ 2,835,905
William C. Ledgerwood             140,000              6%             $12.71          12/5/15        $1,119,054          $ 2,835,905
Erika Parisi                      140,000              6%             $12.71          12/5/15        $1,119,054          $ 2,835,905

-------------------
(1) The dollar values under these columns result from calculations required by rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock. Actual gains, if any, on stock options occur only if the stock price rises above the exercise price during the ten year term.

     The following table sets forth information regarding option exercises during the year ended June 30, 2006 and the value of "in-the-money" options held by the named executive officers as of June 30, 2006. The exercise price is equal to the closing price of the Company's common stock on the date of the grant. Options are "in-the-money" as of a particular date if the trading price of the Company's common stock on that date is higher than the exercise price. The values presented below are based on an exercise price of $12.71, closing price on December 5, 2005 when the options were granted, and a closing price of $14.80 as of June 30, 2006.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                NUMBER OF       DOLLAR          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                 OPTIONS         VALUE        OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
            NAME                EXERCISED      REALIZED       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
            ----                ---------      --------       -------------------------        -------------------------
John N. Hopkins                     0             $0                  0/600,000                      $0/$1,254,000
Albert E. Gossweiler                0             $0                  0/140,000                       $0/$292,600
Patrick M. Joyce                    0             $0                  0/140,000                       $0/$292,600
William C. Ledgerwood               0             $0                  0/140,000                       $0/$292,600
Erika Parisi                        0             $0                  0/140,000                       $0/$292,600

     PENSION PLAN. The Bank is a participating employer in a multiple-employer pension plan sponsored by the Financial Institutions Retirement Fund (the "Pension Plan"). All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon the earlier of completion of five years service or attainment of the normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Pension Plan provides for monthly payments to each participating employee at normal retirement age. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. The annual benefit amount upon retirement at age 65 equals 2% times years of service times a participant's highest five year average salary. Benefits are payable in the form of a monthly retirement benefit and a death benefit or an alternative form that is actuarially equivalent. At June 30, 2006, Officers Hopkins, Gossweiler, Joyce, Ledgerwood and Parisi had 30 years, 7 years, 7 years, 8 years and 7 years, respectively, of credited service under the Pension Plan and had a current highest five year average salary of $394,650, $177,852, $145,500, $153,502 and
$151,501, respectively.

     BENEFIT EQUALIZATION PLAN. The Bank has adopted a Benefit Equalization Plan (the "BEP"). The purpose of the BEP is to provide a pension benefit based upon the actual earnings of senior officers of the Bank (President, Executive Vice Presidents, Vice Presidents and Corporate Secretaries) in the event that their average annual earnings exceeds the permissible pensionable earnings level under the Pension Plan as required by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code. The supplemental pension for President and Chief Executive Officer John N. Hopkins and other senior officers whose highest five year annual earnings prior to retirement will include years in which such earnings exceed the limits of Sections 401(a)(17) and 415 of the Internal Revenue Code will receive a supplemental benefit based upon the difference between their average earnings taking into effect this maximum pensionable earnings limitation and their average earnings without regard to such limitation, multiplied by 2% times their years of service at retirement. The benefits payment under the BEP will be in the form of an annual benefit payable for life and a death benefit, unless the committee administering the BEP authorizes an alternative form of benefit. During the year ended June 30, 2006, there was approximately $60,428 of benefits paid to retired participants under the BEP. For the year ended June 30, 2006, financial reporting expense accrued under the BEP totaled $408,000.

     The following table sets forth the estimated  annual benefits payable under
(i) the Pension Plan and (ii) the Benefit Equalization Plan, described above, upon retirement at age 65 as of June 30, 2006, expressed in the form of a life annuity, for the average annual earnings described above and years of service specified. Such amounts are in addition to any benefits payable under Social Security.


                      CREDITABLE YEARS OF SERVICE AT AGE 65
                      -------------------------------------

  AVERAGE
ANNUAL WAGES             15                20                  25                  30                  35
============      ===========================================================================================
$25,000                $7,500           $10,000             $12,500              $15,000             $17,500
$50,000                $15,000          $20,000             $25,000              $30,000             $35,000
$75,000                $22,500          $30,000             $37,500              $45,000             $52,500
$100,000               $30,000          $40,000             $50,000              $60,000             $70,000
$150,000               $50,000          $60,000             $75,000              $90,000             $105,000
$200,000               $60,000          $80,000             $100,000             $120,000            $140,000
$300,000               $90,000          $120,000            $150,000             $180,000            $210,000
$400,000               $120,000         $160,000            $200,000             $240,000            $280,000
$550,000               $165,000         $220,000            $275,000             $330,000            $385,000
$600,000               $180,000         $240,000            $300,000             $360,000            $420,000

     BENEFITS EQUALIZATION PLAN FOR EMPLOYEE STOCK OWNERSHIP PLAN. The Bank has implemented for its senior officers a benefits equalization plan related to the employee stock ownership plan. The participants under this plan are the same as the participants under the benefits equalization plan related to the Bank's Pension Plan. This plan provides participating executives with benefits otherwise limited under the employee stock ownership plan by Sections 401(a)(17) and 415 of the Internal Revenue Code. For example, this plan provides participants with a benefit for any compensation that they may earn in excess of $220,000 (as indexed) comparable to the benefits earned by all participants under the employee stock ownership plan for compensation earned below that level. The Bank may utilize a grantor trust in connection with this plan in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of the Bank's general creditors in the event of insolvency, until paid to a participant following termination of employment according to the terms of the plan. Benefits under the plan will be paid in a lump sum in the form of shares of common stock of the Company to the extent permissible under applicable regulations, or in the alternative, benefits will be paid in cash based upon the value of such shares at the time that such benefit payments are made. The actual value of benefits under this plan and the annual financial reporting expense associated with this plan are calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the employee stock ownership plan each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the compensation of each participant at such time. Generally, benefits under the plan are taxable to each participant at the time of receipt of such payment, and the Bank will recognize a tax-deductible compensation expense at such time.

     EMPLOYMENT AGREEMENTS. The Bank has entered into an employment agreement with Mr. Hopkins, pursuant to which his minimum base salary is $600,000. Mr. Hopkins' employment agreement has a term of three years, and was last renewed as of July 1, 2006, and may be extended on or before each anniversary of the effective date upon determination of the Board of Directors of the Bank that his performance has met the requirements and standards of the Board. Pursuant to the terms of Mr. Hopkins' employment agreement, he is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of the Bank. Upon his termination of employment at any time on or after attainment of age 62 and until he becomes eligible for Medicare coverage, Mr. Hopkins is permitted to continue to participate, at the Bank's expense, in the group medical plan sponsored by the Bank.

     If the Bank terminates Mr. Hopkins without "cause" as defined in the agreement, he will be entitled to (i) a continuation of his salary from the date of termination through the remaining term of the agreement, and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. If Mr. Hopkins' employment is terminated involuntarily during the term of the agreement following a "change in control" of the Company or the Bank, as defined in the agreement, or without cause within twenty-four months following a change in control, he will be paid an amount equal to 2.999 times his five-year average annual taxable cash compensation in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Mr. Hopkins will also be entitled to the foregoing change in control severance payment and benefits if he voluntarily terminates his employment within 120 days following certain events during the term of the agreement following a change in control of the Company or the Bank. All amounts payable as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. If a change in control payment had been made under Mr. Hopkins agreement as of June 30, 2006, the payment would have equaled approximately $1,305,000.

     The Bank has also entered into employment agreements with Senior Vice Presidents Gossweiler, Joyce, Ledgerwood and Parisi, the named executive officers whose compensation is presented in the table above, providing for a minimum base salary of $215,000, $215,000, $215,000 and $215,000, respectively.
These agreements each have a term of two years and were last renewed as of July 1, 2006, and each provides for extension of the term on or before each anniversary of the effective date upon determination of the Board of Directors of the Bank that the officer's performance has met its requirements and standards. Pursuant to the terms of the employment agreements, each officer is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of the Bank. Upon termination of employment at any time on or after attainment of age 62 and until eligibility for Medicare coverage, each of the officers is also permitted to continue to participate, at the Bank's expense, in the group medical plan sponsored by the Bank.

     If terminated without cause, each of these officers will be entitled to (i) a continuation of his or her salary through the remaining term of the agreement, and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. If terminated involuntarily during the term of the agreement following a "change in control" of the Company or the Bank, as defined in the agreement, or without cause within twenty-four months following a change in control, each of these officers will be paid an amount equal to 2.0 times his or her most recent total annual compensation (including the value of deferred compensation and retirement plans) in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Each of the officers will also be entitled to the foregoing change in control severance payment and benefits upon a voluntary termination of employment within 120 days following certain events during the term of the agreement following a change in control of the Company or the Bank. All amounts payable to any of the officers as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. If change in control payments had been made under these agreements as of June 30, 2006, each of these officers would have received a payment of approximately $468,000. The Bank has also entered into employment agreements with the three other senior vice presidents. If change in control payments had been made under these agreements as of June 30, 2006, the aggregate payment would have equaled approximately $1,185,000.


--------------------------------------------------------------------------------
             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following summarizes the Compensation Committee's involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the President and CEO, John N. Hopkins, in particular, during the fiscal year ended June 30, 2006. The Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including President and Chief Executive Officer John N. Hopkins. The Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Awards to senior management and key employees under the Company's 2005 Stock Compensation and Incentive Plan are determined by the Compensation Committee.

     GENERAL POLICY. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, the financial performance of the Company and competitive labor market conditions. Furthermore, qualitative factors such as overall job performance, leadership, teamwork, and community involvement are considered in compensation deliberations. The Committee utilizes publicly available information to gather information related to compensation practices for executive officers of financial services companies with assets of between $1.5 billion and $4.0 billion located in New Jersey and in the surrounding states of New York and Pennsylvania within approximately 75 miles of Kearny, New Jersey. The Committee has complete access to all necessary Company personnel records, financial reports, and other data.

     COMPONENTS OF COMPENSATION. In evaluating executive compensation, the Compensation Committee concentrates on several fundamental components: salary, incentive bonus compensation, retirement income opportunity and equity based incentive compensation.

     Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual's job responsibilities, experience and performance and the Compensation Committee's analysis of competitive marketplace conditions.

     In the past, incentive bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee's decisions are discretionary and no specific individual goals were set, the general factors that were used to determine bonuses were the individual's contribution to the Company's and the Bank's success since the executive's last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses. In addition, since 2002, a portion of such bonus pay has been determined based upon the growth of the business of the Company and the Bank. The level of such incentive compensation is determined by the Board of Directors based upon various factors, including the size and complexity of the transaction, the projected financial and strategic benefits of the transaction to the future financial and business operations of the Bank, the projected benefits of the transaction as revised after the completion of the transaction compared with the projected benefits of the transaction presented at the time of initial evaluation of the transaction by management and the Board, and individual contribution to the successful completion and integration of the transaction into the ongoing business of the Company. The Plan is designated to maximize the achievement of the Company's and the Bank's objectives by providing incentive compensation to those individuals who play an instrumental role in defining and then achieving or exceeding specific previously determined organizational business objectives of the Company.

     Another component of the executive compensation strategy of the Company and the Bank is the retirement income opportunity. Presently, such retirement income opportunity involves the Bank's defined benefit pension plan, the Benefits Equalization Plan related to the defined benefit plan, the Bank's 401K plan and the Bank's Employee Stock Ownership Plan ("ESOP") and related ESOP Benefits Equalization Plan.

     In October of 2005, the Company's shareholders approved the Company's Stock Compensation and Incentive Plan. Through this plan, executives may be awarded stock options and restricted stock awards that will offer them the possibility of future compensation opportunity depending on the executive's continued employment with the Company and the Bank and the long-term price appreciation of the Company's common stock. During the fiscal year ended June 30, 2006, awards were made to the Company's chief executive officer and other named executive officers. A determination related to such awards of stock options and stock awards was made by the Committee after reviewing the Company's other compensation programs for its senior officers and the stock compensation awards made by other financial institutions having completed a stock offering of at least $50 million within the prior three years.

     COMMITTEE REVIEW OF EXECUTIVE COMPENSATION. In making its recommendations regarding executive compensation at calendar year-end 2005, the Compensation Committee was influenced by several positive factors. Primary among these were the exceptional financial performance of the Company and the significant role of the Company's executive officers in bringing it about. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included advances in strategic direction, strengthened internal controls, and regulatory compliance.

Based upon these performance factors, the Company's executive officers were awarded salary increases to be effective as of January 1, 2006, and bonuses paid in December 2005.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the common stock. Individual factors include the CEO's initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

     After reviewing the Company's calendar year 2005 results, as well as his individual contributions, the Compensation Committee concluded that the CEO, John N. Hopkins, performed with exceptional skill and diligence in 2005. The Company generated earnings and business growth in accordance with the Company's budget and operating plans, and Mr. Hopkins deserves a large measure of the credit for this leadership role in the Company's accomplishments. He assumed personal responsibility for an array of ambitious operating strategies, including efforts to raise additional capital through the sale of Company stock to the public, operating strategies to deploy the capital raised through such stock offering and continuation of the Company's efforts and strategy to grow its retail franchise in the New Jersey counties it serves. Finally, the Compensation Committee believes that Mr. Hopkins has made significant contributions to the ongoing success of the Company and the Bank, and continues to set the stage for their continued success.

     Accordingly, Mr. Hopkins' salary was increased from $540,000 to $600,000, effective January 1, 2006, and he was awarded a bonus of $110,000 in December 2005.

     The above report on Executive Compensation was provided by the Compensation Committee, comprised of:

     Theodore J. Aanensen (Chair),
     John J. Mazur, Jr.,
     Joseph P. Mazza, and
     Henry S. Parow.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. None of the members of the Compensation Committee are or were previously officers or employees of the Company or any of its subsidiaries. During the year ended June 30, 2006, there were no "interlocking" relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; or (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.


--------------------------------------------------------------------------------
        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

     The Audit Committee of Board of Directors of the Company has appointed Beard Miller Company LLP as the Company's independent auditor for the fiscal year ending June 30, 2007. This appointment is being submitted to the Company's shareholders for ratification. Beard Miller was the Company's independent auditor for the fiscal year ended June 30, 2006. A representative of Beard Miller is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Beard Miller Company LLP as the Company's independent auditor for the 2007 fiscal year.


--------------------------------------------------------------------------------
                    INFORMATION REGARDING INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

     CHANGE IN INDEPENDENT AUDITOR. On April 1, 2005, the Company's former independent auditor, Radics & Co., LLC ("Radics"), merged with Beard Miller Company LLP ("Beard Miller") to become the Pine Brook, New Jersey office of Beard Miller. As a result of the merger, on April 1, 2005, Radics resigned as independent auditors of the Company and the Company engaged Beard Miller as its successor independent audit firm. The Company's engagement of Beard Miller was approved by the Company's Audit Committee. The reports of Radics on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years ended June 30, 2004 and 2003, and in connection with the audit of the Company's consolidated financial statements for such periods, and for the period from July 1, 2004 to April 1, 2005, there were no disagreements between the Company and Radics on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Radics, would have caused Radics to make reference to such matter in connection with its audit reports on the Company's consolidated financial statements.

     PRINCIPAL ACCOUNTING FEES AND SERVICES. Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be approved by the issuer's audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the issuer's audit committee. The Company's Audit Committee approves each service prior to the engagement of the auditor for all audit and non-audit services. All of the services listed below were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

     AUDIT FEES. Audit fees consist of fees for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the quarterly consolidated financial statements. The aggregate audit fees billed by Beard Miller for the year ended June 30, 2006 and 2005 were $253,000 and $178,000, respectively.

     AUDIT RELATED FEES. Audit related fees consist principally of assurance and related services normally provided by the independent auditor in connection with statutory and regulatory filings. The aggregate audit related fees billed by Beard Miller for the year ended June 30, 2006 and 2005 were $14,000 and $13,000, respectively.

     TAX FEES. The aggregate fees billed by Beard Miller for professional services rendered for tax compliance, tax advice and tax planning totaled $29,000 and $29,000 for the years ended June 30, 2006 and 2005, respectively. Such tax-related services consisted of tax return preparation and consultation.

     ALL OTHER FEES. The aggregate fees billed by Beard Miller for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" totaled $0 for the year ended June 30, 2006 and $192,500 for the year ended June 30, 2005 and consisted of expenses related to the Company's minority stock offering completed in February 2005.

--------------------------------------------------------------------------------
                     SHAREHOLDER COMMUNICATIONS TO THE BOARD
                            AND SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

     In order to be considered for inclusion in the Company's proxy materials for the annual meeting of shareholders for the fiscal year ending June 30, 2007, all shareholder proposals must be received at the Company's executive office at 120 Passaic Avenue, Fairfield, New Jersey, 07004 no later than June 30, 2007.

     Under the Company's bylaws, any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting.

     Unless unable to attend due to illness or other unforeseen circumstances, each member of the Board of Directors is present at annul meetings. At the 2005 annual meeting, no directors were absent.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters should properly come before the Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

                              [FORM OF PROXY CARD]

                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints the Board of Directors of Kearny Financial Corp. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at the offices of Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey on October 23, 2006, at 10:00 a.m and at any and all adjournments thereof, in the following manner:


                                                   FOR     WITHHELD
1.   The election as directors of the nominees
     listed with a term to expire as indicated
     (except as marked to the contrary below):     |_|        |_|

     Leopold W. Montanaro
     John N. Hopkins
     Henry S. Parow


INSTRUCTIONS: To withhold your vote for any nominee, write the nominee's name on the line provided below.
--------------------------------------------------------------------------------

                                                   FOR     AGAINST      ABSTAIN
2.   Ratification  of the  appointment
     of Beard Miller  Company LLP as the
     Company's independent auditor for the
     fiscal year ending June 30, 2007              |_|        |_|         |_|


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED NOMINEES AND PROPOSAL.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement, and the 2006 Annual Report.


                                           |_|   Check Box if You Plan
Dated:                                           to Attend the Annual Meeting.
      ---------------------------


---------------------------------          -------------------------------------
PRINT NAME OF SHAREHOLDER                  PRINT NAME OF SHAREHOLDER


---------------------------------          -------------------------------------
SIGNATURE OF SHAREHOLDER                   SIGNATURE OF SHAREHOLDER



Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.